Exhibit 99.1

News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com
Wright Express Reports First Quarter
2009 Financial Results
Results Exceed Top End of Guidance
Company Reports Lower Credit Loss and Improved Performance in Collections
First Quarter Cash Flow Fuels $34 Million Debt Pay-down
SOUTH PORTLAND, Maine, April 29, 2009 – Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the three months ended March 31, 2009.
Total revenue for the first quarter of 2009 decreased 26% to $69.2 million from $92.9 million for the first quarter of 2008. Net income to common shareholders on a GAAP basis was $11.0 million, or $0.28 per diluted share, compared with $14.5 million, or $0.36 per diluted share, for the comparable quarter a year earlier. On a non-GAAP basis, the Company’s adjusted net income for the first quarter of 2009 was $16.3 million, or $0.42 per diluted share, compared with $17.4 million, or $0.44 per diluted share, for the year-earlier period. In addition to previously excluded items, adjusted net income for the first quarter of 2009 excludes a non-cash asset impairment charge of $421,000 related to internally developed software costs, as well as adjustments to the deferred tax asset and related tax-receivable agreement with the Company’s former parent company.
Wright Express uses fuel-price derivative instruments to mitigate financial risks associated with the variability in fuel prices. For the first quarter of 2009, the Company’s GAAP financial results include an unrealized $6.5 million pre-tax, non-cash, mark-to-market loss on these instruments. For the first quarter of 2008, the Company reported an unrealized pre-tax, non-cash, mark-to-market loss of $3.6 million.
Exhibit 1 reconciles adjusted net income for the first quarters of 2009 and 2008, which has not been determined in accordance with GAAP, to net income as determined in accordance with GAAP.
Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis, to eliminate the volatility associated with its derivative instruments and to measure the amount of cash that is available for making payments on the Company’s financing debt and for discretionary purposes. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.

First Quarter 2009 Performance Metrics
•	Average number of vehicles serviced increased 6% from the first quarter of 2008 to approximately 4.7 million.

•	Total fuel transactions processed declined 2% from the first quarter of 2008 to 63.3 million. Payment processing transactions decreased 7% to 49.3 million, and transaction processing transactions increased 21% to 14.0 million.

•	Average expenditure per payment processing transaction decreased 38% from the first quarter of 2008 to $40.78.

•	Average retail fuel price declined 39% to $2.00 per gallon from $3.26 per gallon in the first quarter of 2008.

•	Total MasterCard purchase volume grew 23% to $649 million, from $526 million for the first quarter of 2008.
To provide investors with additional insight into its operational performance, Wright Express has included in this news release a table of selected non-financial metrics for the five quarters ended March 31, 2009. This table is presented as Exhibit 2.
Management Comments on the First Quarter
“This was a very positive quarter for Wright Express, as we exceeded our guidance for both revenue and adjusted net income,” said Michael Dubyak, Chairman and CEO. “Although we did see the year-over-year erosion in fleet transaction volume that we expected, our collections experience improved significantly in the quarter. As a consequence, fleet credit loss fell back to within the company’s historic range, significantly improving our results this quarter.”
“At the front end of the business, we continued to perform well in acquiring new customers,” Dubyak said. “In addition, our first-quarter performance metrics reflected the full impact of the federal GSA Fleet portfolio that we added in the fourth quarter of 2008. In the aggregate our MasterCard, TelaPoint, Pacific Pride and WEXSmart telematics businesses continued to grow in the first quarter both in terms of dollars contributed and as a percentage of the overall top line compared to the first quarter of 2008. These businesses have clearly helped Wright Express weather the economic storm this past year by continuing to grow at a time when our fleet customer base activity was contracting.”
“We will continue to consider additional opportunities to diversify our top line and strengthen our business, and are well-positioned with excellent liquidity as we do so,” said Dubyak. “Our business model continues to generate significant cash flow, which enabled us to pay down $34 million in debt this quarter, further reinforcing the Company’s exceptionally strong balance sheet.”
“Wright Express is performing well at a very challenging time because of a unique combination of strengths,” Dubyak said. “These include front-end sales growth; increasingly diversified revenue; low attrition rates overall; strong capital structure, liquidity and cash flow, a promising international business; as well as upside from our fuel hedging strategy. We look forward to further capitalizing on these advantages as the year unfolds.”

Financial Guidance
Wright Express Corporation is issuing financial guidance for the second quarter and raising guidance for the full year 2009. In preparing this guidance, management continues to assume 10% to 15% year-over-year declines in transaction volume within the Company’s installed base of customers due to weak economic conditions. The guidance below further assumes that credit loss for the full year 2009 will range from 25 to 35 basis points. The guidance below does not reflect the impact of any stock repurchases that may occur in 2009.
In addition, the Company’s guidance excludes the impact of non-cash, mark-to-market adjustments on the its fuel-price-related derivative instruments, the amortization of purchased intangibles, and adjustments related to the deferred tax asset and related tax-receivable agreement with the Company’s former parent company. The fuel prices referenced below are based on the applicable NYMEX futures price:
•	For the second quarter of 2009, the Company expects revenue in the range of $66 million to $72 million. This is based on an assumed average retail fuel price of $2.14 per gallon.

•	For the second quarter of 2009, the Company expects adjusted net income in the range of $15 million to $17 million, or $0.38 to $0.43 per diluted share, based on approximately 39 million shares outstanding.

•	For the full year 2009, the Company expects revenue in the range of $277 million to $287 million. This is based on an assumed average retail fuel price of $2.10 per gallon.

•	For the full year 2009, the Company expects adjusted net income in the range of $59 million to $67 million, or $1.50 to $1.70 per diluted share, based on approximately 39 million shares outstanding.
Conference Call Details
In conjunction with this announcement, Wright Express will host a conference call today, April 29, 2009, at 10:00 a.m. (ET). The conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the Wright Express website, www.wrightexpress.com. The live conference call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. A replay of the webcast will be available on the Company’s website for approximately three months.
About Wright Express
Wright Express is a leading global provider of payment processing and information management services. Wright Express captures and combines transaction information from its proprietary network with specialized analytical tools and purchasing control capabilities in a suite of solutions that enable fleets to manage their vehicles more effectively. The Company’s charge cards are used by commercial and government fleets to purchase fuel and maintenance services for approximately 4.7 million vehicles. Wright Express markets its services directly to fleets and as an outsourcing partner for its strategic relationships and franchisees. The Company’s business portfolio includes a MasterCard-branded corporate card as well as TelaPoint, a provider of supply chain software solutions for petroleum distributors and retailers, and Pacific Pride, an independent fuel distributor franchisee network, as well as international subsidiaries. For more information about Wright Express, please visit www.wrightexpress.com.
This press release contains forward-looking statements, including statements regarding: continuing consideration of additional opportunities to diversify top line revenue; strengthening the Company’s business; the Company’s liquidity position; cash flow generation; prospects for international business; and, upside from the fuel hedging strategy. These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially, including: volatility in fuel prices; second quarter and full year 2009 fueling patterns; risks related to customer and counterparty bankruptcies and credit failures; changes in interest rates; the effect of the Company’s fuel-price-related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; achievement of the expected benefits of the Company’s alliances, mergers and acquisitions; and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on February 27, 2009, and the Company’s other periodic and current reports.  Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2009	2008

Service Revenues
Payment processing revenue	$44,992	$70,611
Transaction processing revenue	4,298	3,980
Account servicing revenue	8,959	7,422
Finance fees	7,064	7,651
Other	2,799	2,725

Total service revenues	68,112	92,389

Product Revenues
Hardware and equipment sales	1,064	557

Total revenues	69,176	92,946

Expenses
Salary and other personnel	17,853	17,118
Service fees	6,182	4,846
Provision for credit losses	4,235	10,396
Technology leasing and support	2,160	2,172
Occupancy and equipment	2,388	1,852
Depreciation and amortization	5,245	4,491
Operating interest expense	4,816	8,808
Cost of hardware and equipment sold	993	505
Other	5,980	5,690

Total operating expenses	49,852	55,878

Operating income	19,324	37,068

Financing interest expense	(2,020)	(3,101)
Net realized and unrealized gains (losses) on fuel price derivatives	653	(10,574)
Increase in amount due to Avis under tax receivable agreement	(570)	—

Income before income taxes	17,387	23,393

Provision for income taxes	6,410	8,865

Net income	10,977	14,528

Changes in available-for-sale securities, net of tax effect of $32 in 2009 and $28 in 2008	57	52
Changes in interest rate swaps, net of tax effect of $406 in 2009 and $(656) in 2008	700	(1,182)
Foreign currency translation	(24)	(10)

Comprehensive income	$11,710	$13,388

Earnings per share:
Basic	$0.29	$0.37
Diluted	$0.28	$0.36

Weighted average common shares outstanding:
Basic	38,339	39,312
Diluted	39,177	40,275

WRIGHT EXPRESS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)

Assets
Cash and cash equivalents	$22,888	$183,117
Accounts receivable (less reserve for credit losses of $10,002 in 2009 and $18,435 in 2008)	698,600	702,225
Income taxes receivable	2,178	7,903
Available-for-sale securities	12,306	12,533
Fuel price derivatives, at fair value	42,823	49,294
Property, equipment and capitalized software (net of accumulated depreciation of $61,739 in 2009 and $57,814 in 2008)	44,771	44,864
Deferred income taxes, net	238,488	239,957
Goodwill	315,230	315,230
Other intangible assets, net	38,642	39,922
Other assets	18,744	16,810

Total assets	$1,434,670	$1,611,855

Liabilities and Stockholders’ Equity
Accounts payable	$290,719	$249,067
Accrued expenses	28,425	34,931
Deposits	350,855	540,146
Revolving line-of-credit facility	136,600	170,600
Other liabilities	1,355	3,083
Amounts due to Avis under tax receivable agreement	309,936	309,366
Preferred stock; 10,000 shares authorized:
Series A non-voting convertible, redeemable preferred stock;
0.1 shares issued and outstanding	10,000	10,000

Total liabilities	1,127,890	1,317,193

Commitments and contingencies

Stockholders’ Equity
Common stock $0.01 par value; 175,000 shares authorized, 41,075 in 2009
and 40,966 in 2008 shares issued; 38,352 in 2009 and 38,244 in 2008 shares outstanding	411	410
Additional paid-in capital	100,766	100,359
Retained earnings	283,456	272,479
Other comprehensive loss, net of tax:
Net unrealized loss on available-for-sale securities	4	(53)
Net unrealized loss on interest rate swaps	(1,036)	(1,736)
Net foreign currency translation adjustment	(79)	(55)

Accumulated other comprehensive loss	(1,111)	(1,844)

Less treasury stock at cost, 2,722 shares in 2009 and 2008	(76,742)	(76,742)

Total stockholders’ equity	306,780	294,662

Total liabilities and stockholders’ equity	$1,434,670	$1,611,855

WRIGHT EXPRESS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Cash flows from operating activities
Net income	$10,977	$14,528
Adjustments to reconcile net income to net cash provided by operating activities:
Fair value change of fuel price derivatives	6,471	3,575
Stock-based compensation	1,364	1,408
Depreciation and amortization	5,400	4,550
Deferred taxes	1,031	4,723
Provision for credit losses	4,235	10,396
Loss on disposal of property and equipment	—	58
Impairment of internal-use software	421	—
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(606)	(151,189)
Other assets	(2,091)	110
Accounts payable	41,649	125,433
Accrued expenses	(5,405)	(6,179)
Income taxes	5,195	3,110
Amounts due to Avis under tax receivable agreement	570	—
Other liabilities	(1,723)	(968)

Net cash provided by operating activities	67,488	9,555

Cash flows from investing activities
Purchases of property and equipment	(4,293)	(4,256)
Reinvestment of dividends on available-for-sale securities	(40)	(42)
Maturities of available-for-sale securities	356	337
Acquisition, net of cash acquired	—	(31,520)

Net cash used for investing activities	(3,977)	(35,481)

Cash flows from financing activities
Payments of tax withholdings on equity compensation	(418)	(1,271)
Proceeds from stock option exercises	—	294
Net decrease in deposits	(189,291)	(65,227)
Net increase in borrowed federal funds	—	88,003
Net change in revolving line-of-credit facility	(34,000)	47,600
Purchase of shares of treasury stock	—	(29,345)

Net cash (used for) provided by financing activities	(223,709)	40,054

Effect of exchange rate changes on cash and cash equivalents	(31)	(10)

Net change in cash and cash equivalents	(160,229)	14,118
Cash and cash equivalents, beginning of period	183,117	43,019

Cash and cash equivalents, end of period	$22,888	$57,137

Supplemental cash flow information
Interest paid	$9,751	$10,111
Income taxes paid	$182	$1,137

Exhibit 1
Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Income
First Quarter 2009 and 2008
(in thousands)
(unaudited)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2009	2008
Adjusted net income	$16,252	$17,399
Non-cash, mark-to-market adjustments on derivative instruments	(6,471)	(3,575)
Amortization of purchased intangibles	(1,280)	(870)
Asset impairment charge	(421)	—
Adjustments related to the deferred tax asset and tax receivable agreement	(570)	—

Tax impact of foregoing adjustments	3,467	1,574

GAAP net income	$10,977	$14,528

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments, excludes the amortization of purchased intangibles, excludes a non-cash asset impairment charge and the net impact of tax rate changes on our deferred tax asset and related changes in Avis tax receivable agreement. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:
•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with fuel-price derivative contracts;

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate;

•	The amortization of purchased intangibles and asset impairment have no impact on the operations of the business; and

•	The impact of tax rate changes on the Company’s deferred tax asset and related Avis tax receivable agreement largely offset each other and have no impact on the operations of the business.
For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.

Exhibit 2
Wright Express Corporation
Selected Non Financial Metrics

	Q1 2009	Q4 2008	Q3 2008	Q2 2008	Q1 2008
Fleet Payment Processing Revenue:
Payment processing transactions (000s)	49,297	51,509	55,519	55,940	53,225
Gallons per payment processing transaction	20.3	20.3	20.1	19.9	20.1
Payment processing gallons of fuel (000s)	1,003,189	1,047,627	1,115,908	1,112,153	1,070,829

Average fuel price	$2.00	2.59	4.02	3.96	3.26

Payment processing $ of fuel (000s)	$2,010,123	2,713,812	4,488,293	4,403,377	3,485,857

Net payment processing rate	1.94%	1.86%	1.71%	1.82%	1.87%

Fleet payment processing revenue (000s)	$38,988	50,407	76,802	80,217	65,075

MasterCard Payment Processing Revenue:

MasterCard purchase volume (000s)	$649,048	585,967	670,137	622,844	525,699
Net interchange rate	0.93%	0.99%	1.03%	1.07%	1.05%

MasterCard payment processing revenue (000s)	$6,004	5,830	6,883	6,692	5,536
Definitions:

Payment processing transactions represents the total number of purchases made by fleets that have a payment processing relationship with Wright Express.
Payment processing gallons of fuel represents the total number of gallons of fuel purchased by fleets that have a payment processing relationship with Wright Express.
Payment processing $ of fuel represents the total dollar value of the fuel purchased by fleets that have a payment processing relationship with Wright Express.
Net payment processing rate represents the percentage of the dollar value of each payment processing transaction that Wright Express records as revenue from merchants less any discounts given to fleets or strategic relationships.
MasterCard purchase volume represents the total dollar value of all transactions that use a Wright Express MasterCard branded product.
Net interchange rate represents the percentage of the dollar value of each MasterCard transaction that Wright Express records as revenue less any discounts given to customers.